BILL Reports Second Quarter Fiscal Year 2024 Financial Results

•Q2 Core Revenue Increased 19% Year-Over-Year
•Q2 Total Revenue Increased 22% Year-Over-Year

SAN JOSE, Calif.--(BUSINESS WIRE) – February 8, 2024 – BILL (NYSE: BILL), a leading financial operations platform for small and midsize businesses (SMBs), today announced financial results for the second fiscal quarter ended December 31, 2023.

“We delivered strong growth during the quarter as we automated financial operations for more than 470,000 businesses,” said René Lacerte, BILL CEO and Founder. “We continue to drive innovation and sharpen our focus on the most impactful initiatives to create value for our customers, partners, and shareholders. With our powerful platform, expanding ecosystem, and increasing scale, we are uniquely positioned to be the essential financial operations platform for millions of SMBs.”

“Our financial performance in the second quarter highlights the strength of our business model and our commitment to deliver balanced growth and profitability," said John Rettig, BILL President and CFO. “Total revenue increased 22% year-over-year while non-GAAP net income increased 48% year-over-year and reflected a 23% margin.”

Financial Highlights for the Second Quarter of Fiscal 2024:

•Total revenue was $318.5 million, an increase of 22% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $275.0 million, an increase of 19% year-over-year. Subscription fees were $63.3 million, up 3% year-over-year. Transaction fees were $211.6 million, up 25% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $43.5 million.
•Gross profit was $260.1 million, representing an 81.7% gross margin, compared to $212.5 million, or an 81.7% gross margin, in the second quarter of fiscal 2023. Non-GAAP gross profit was $273.7 million, representing an 85.9% non-GAAP gross margin, compared to $225.4 million, or an 86.7% non-GAAP gross margin, in the second quarter of fiscal 2023.
•Loss from operations was $67.7 million, compared to a loss from operations of $112.5 million in the second quarter of fiscal 2023. Non-GAAP income from operations was $44.3 million, compared to a non-GAAP income from operations of $30.8 million in the second quarter of fiscal 2023.
•Net loss was $40.4 million, or ($0.38) per share, basic and diluted, compared to net loss of $95.1 million, or ($0.90) per share, basic and diluted, in the second quarter of fiscal 2023. Non-GAAP net income was $73.2 million, or $0.63 per diluted share, compared to non-GAAP net income of $49.4 million, or $0.42 per share, basic and diluted, in the second quarter of fiscal 2023.

    Business Highlights and Recent Developments

•Served 473,500 businesses using our solutions as of the end of the second quarter.1
•Processed $75 billion in total payment volume in the second quarter, an increase of 11% year-over-year.
•Processed 26 million transactions during the second quarter, an increase of 23% year-over-year.
•Repurchased approximately 2.7 million shares of BILL common stock in the second quarter for a total cost of approximately $197 million.

1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

Financial Outlook

We are providing the following guidance for the fiscal third quarter ending March 31, 2024 and the full fiscal year ending June 30, 2024.

	Q3 FY24 Guidance	FY24 Guidance
Total revenue (millions)	$299 - $309	$1,226 - $1,251
Year-over-year total revenue growth	10% - 13%	16% - 18%
Non-GAAP net income (millions)	$56 - $66	$245 - $270
Non-GAAP net income per diluted share	$0.48 - $0.57	$2.09 - $2.31

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of non-GAAP net income or non-GAAP net income per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal second quarter 2024 results and our outlook for the fiscal third quarter ending March 31, 2024 and the fiscal year ending June 30, 2024. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About BILL

BILL (NYSE: BILL) is a leading financial operations platform for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Our integrated platform helps businesses to more efficiently control their payables, receivables and spend and expense management. Hundreds of thousands of businesses rely on BILL’s proprietary member network of millions to pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, non-GAAP net income, and non-GAAP net income per share for the fiscal third quarter ending March 31, 2024 and full fiscal year ending June 30, 2024, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, inflation and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Corporate Cards, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, the impact of our recent reduction-in-force, potential impacts of acquisitions and investments, including our ability to integrate acquired businesses, incorporate their technology effectively and implement appropriate internal controls at such businesses our relationships with accounting firms and financial institutions, and the global impacts of the conflicts in Ukraine and in Israel, and other risks detailed in the registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross profit and non-GAAP gross margin include amortization of certain intangible assets, stock-based compensation and related payroll taxes, and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of certain intangible assets, stock-based compensation and related payroll taxes, depreciation expense, acquisition and integration-related expenses, and restructuring. Items excluded from non-GAAP net income and non-GAAP net income per share include stock-based compensation expense and related payroll taxes, depreciation expense, amortization of certain intangible assets, acquisition and integration-related expenses, restructuring, amortization of debt issuance costs, accretion of debt premium and income tax effect associated with acquisitions and non-GAAP adjustments. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation expense. We exclude depreciation expense from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding operational performance. Depreciation expense does not include amortization of capitalized internal-use software costs paid in cash.

Amortization of intangible assets. We exclude amortization of acquired intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Restructuring. We exclude costs incurred in connection with formal restructuring plans from certain of our non-GAAP financial measures because these costs are exceptional and would have not otherwise been incurred in the normal course of our business operations.

Amortization of debt issuance costs, net of accretion premium. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement and accretion of debt premium associated with our credit agreement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Income tax effect associated with acquisitions. We exclude the income tax effect associated with acquisitions from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe that free cash flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

John Welton
john.welton@hq.bill.com

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2023	June 30, 2023

ASSETS
Current assets:
Cash and cash equivalents	$1,579,633	$1,617,151
Short-term investments	972,621	1,043,110
Accounts receivable, net	26,652	28,233
Acquired card receivables, net	516,980	458,650
Prepaid expenses and other current assets	204,726	170,111
Funds held for customers	3,655,435	3,355,909
Total current assets	6,956,047	6,673,164
Non-current assets:
Operating lease right-of-use assets, net	63,505	68,988
Property and equipment, net	86,577	81,564
Intangible assets, net	320,985	361,427
Goodwill	2,396,509	2,396,509
Other assets	48,788	54,366
Total assets	$9,872,411	$9,636,018

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,772	$8,519
Accrued compensation and benefits	33,228	32,901
Deferred revenue	17,327	26,328
Other accruals and current liabilities	268,409	194,733
Borrowings from credit facilities, net	135,021	135,046
Customer fund deposits	3,655,435	3,355,909
Total current liabilities	4,118,192	3,753,436
Non-current liabilities:
Deferred revenue	4,174	410
Operating lease liabilities	67,725	72,477
Convertible senior notes, net	1,708,208	1,704,782
Other long-term liabilities	22,267	18,944
Total liabilities	5,920,566	5,550,049
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,088,799	4,946,623
Accumulated other comprehensive income (loss)	237	(4,488)
Accumulated deficit	(1,137,193)	(856,168)
Total stockholders' equity	3,951,845	4,085,969
Total liabilities and stockholders' equity	$9,872,411	$9,636,018

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Revenue
Subscription and transaction fees (2)	$274,992	$231,095	$540,134	$445,706
Interest on funds held for customers	43,503	28,911	83,346	44,224
Total revenue	318,495	260,006	623,480	489,930
Cost of revenue
Service costs (2)	47,239	36,965	92,143	71,786
Depreciation and amortization of intangible assets (1)	11,138	10,502	22,260	20,789
Total cost of revenue	58,377	47,467	114,403	92,575
Gross profit	260,118	212,539	509,077	397,355
Operating expenses
Research and development (2)	86,489	78,910	175,552	154,030
Sales and marketing (2)	118,305	164,683	236,704	283,308
General and administrative (2)	85,583	69,381	170,909	136,119
Depreciation and amortization of intangible assets (1)	12,324	12,028	25,141	24,055
Restructuring	25,091	—	25,091	—
Total operating expenses	327,792	325,002	633,397	597,512
Loss from operations	(67,674)	(112,463)	(124,320)	(200,157)
Other income, net	28,919	17,022	58,227	22,970
Loss before provision for (benefit from) income taxes	(38,755)	(95,441)	(66,093)	(177,187)
Provision for (benefit from) income taxes	1,666	(365)	2,189	(471)
Net loss	$(40,421)	$(95,076)	$(68,282)	$(176,716)

Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.90)	$(0.64)	$(1.68)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	105,914	105,906	106,350	105,494

______________________________________

(1) Depreciation expense does not include amortization of capitalized internal-use software costs paid in cash.
(2) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Revenue - subscription and transaction fees	$486	$—	$856	$—
Cost of revenue	2,388	2,298	4,934	4,299
Research and development	26,160	26,981	53,526	47,831
Sales and marketing	12,789	69,522	26,674	98,779
General and administrative	20,322	20,641	41,302	41,152
Restructuring	3,355	—	3,355	—
Total stock-based compensation (3)	$65,500	$119,442	$130,647	$192,061
(3) Consists of acquisition related equity awards (Acquisition Related Awards), which include equity awards assumed and retention equity awards granted to certain employees of acquired companies in connection with acquisitions and modified equity awards in connection with the Restructuring Plan (Restructuring Awards), and non-acquisition related equity awards (Non-Acquisition Related Awards), which include all other equity awards granted to existing employees and non-employees in the ordinary course of business. The following table presents stock-based compensation recorded for the periods presented and as a percentage of total revenue:

	Three Months Ended December 31,		As a % of total revenue		Six Months Ended December 31,		As a % of total revenue
			Three Months Ended December 31,				Six Months Ended December 31,
	2023	2022	2023	2022	2023	2022	2023	2022
Acquisition Related Awards	$4,003	$63,962	1%	25%	$9,073	$92,914	1%	19%
Restructuring Awards	3,355	—	1%	—%	3,355	—	1%	—%
Non-Acquisition Related Awards	58,142	55,480	18%	21%	118,219	99,147	19%	20%
Total stock-based compensation	$65,500	$119,442	20%	46%	$130,647	$192,061	21%	39%

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(40,421)	$(95,076)	$(68,282)	$(176,716)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	65,500	119,305	130,647	191,925
Amortization of intangible assets	20,222	19,994	40,443	39,763
Depreciation of property and equipment	3,240	2,535	6,958	5,081
Amortization of capitalized internal-use software costs	2,387	977	3,739	1,901
Amortization of debt issuance costs, net of accretion of debt premium	1,762	1,771	3,523	3,483
Amortization of premium (accretion of discount) on investments in marketable debt securities	(11,078)	(8,186)	(24,171)	(10,401)
Provision for losses on acquired card receivables and other financial assets	16,288	8,431	28,689	15,042
Non-cash operating lease expense	2,164	2,376	4,552	4,718
Deferred income taxes	(74)	(527)	(116)	(826)
Other	(2,052)	(414)	(2,615)	516
Changes in assets and liabilities:
Accounts receivable	(3,317)	(2,278)	390	(7,052)
Prepaid expenses and other current assets	4,553	(3,284)	(151)	(4,623)
Other assets	(166)	(742)	(1,240)	(1,880)
Accounts payable	2,741	2,000	233	3,511
Other accruals and current liabilities	23,230	11,161	20,944	15,408
Operating lease liabilities	(2,494)	(2,408)	(4,917)	(4,794)
Other long-term liabilities	(15)	1	(47)	35
Deferred revenue	(2,788)	(406)	(5,237)	(1,709)
Net cash provided by operating activities	79,682	55,230	133,342	73,382
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	—	(28,902)	—	(28,902)
Purchases of corporate and customer fund short-term investments	(590,652)	(781,282)	(990,240)	(1,641,193)
Proceeds from maturities of corporate and customer fund short-term investments	524,336	845,314	1,281,505	1,683,413
Proceeds from sale of corporate and customer fund short-term investments	—	5,088	—	5,088
Purchases of loans held for investment	(77,357)	—	(110,113)	—
Principal repayments of loans held for investment	68,970	—	94,300	—
Acquired card receivables, net	29,991	5,590	(12,342)	(102,353)
Purchases of property and equipment	(352)	(1,785)	(755)	(3,161)
Capitalization of internal-use software costs	(5,117)	(5,746)	(10,762)	(10,510)
Proceeds from beneficial interest	—	—	—	2,080
Other	—	500	—	1,000
Net cash provided by (used in) investing activities	(50,181)	38,777	251,593	(94,538)
Cash flows from financing activities:
Purchase of capped calls	—	—	—	—
Customer fund deposits liability and other	390,960	351,318	299,770	325,846
Prepaid card deposits	(2,505)	(4,108)	(16,484)	6,815
Repurchase of common stock	(199,841)	—	(211,902)	—
Proceeds from line of credit borrowings	—	37,500	—	37,500
Proceeds from exercise of stock options	2,106	4,316	5,052	8,217
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	7,846	8,494
Contingent consideration payout	—	—	(5,471)	—
Net cash provided by financing activities	190,720	389,026	78,811	386,872
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	173	459	(7)	182
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	220,394	483,492	463,739	365,898
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	4,468,186	3,425,121	4,224,841	3,542,715
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$4,688,580	$3,908,613	$4,688,580	$3,908,613

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$1,579,633	$1,616,758	$1,579,633	$1,616,758
Restricted cash included in other current assets	103,462	103,809	103,462	103,809
Restricted cash included in other assets	7,116	6,724	7,116	6,724
Restricted cash and restricted cash equivalents included in funds held for customers	2,998,369	2,181,322	2,998,369	2,181,322
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$4,688,580	$3,908,613	$4,688,580	$3,908,613

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of gross profit:
GAAP gross profit	$260,118	$212,539	$509,077	$397,355
Add:
Depreciation and amortization of intangible assets (1)	11,138	10,502	22,260	20,789
Stock-based compensation and related payroll taxes charged to cost of revenue	2,446	2,353	5,074	4,419
Non-GAAP gross profit	$273,702	$225,394	$536,411	$422,563
GAAP gross margin	81.7%	81.7%	81.7%	81.1%
Non-GAAP gross margin	85.9%	86.7%	86.0%	86.2%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of operating expenses:
GAAP research and development expenses	$86,489	$78,910	$175,552	$154,030
Less - stock-based compensation and related payroll taxes	(26,550)	(27,310)	(54,437)	(48,667)
Non-GAAP research and development expenses	$59,939	$51,600	$121,115	$105,363

GAAP sales and marketing expenses	$118,305	$164,683	$236,704	$283,308
Less - stock-based compensation and related payroll taxes	(13,009)	(69,818)	(27,091)	(100,010)
Non-GAAP sales and marketing expenses	$105,296	$94,865	$209,613	$183,298

GAAP general and administrative expenses	$85,583	$69,381	$170,909	$136,119
Less:
Stock-based compensation and related payroll taxes	(20,547)	(20,989)	(41,934)	(41,907)
Acquisition and integration-related expenses	(872)	(215)	(969)	(215)
Non-GAAP general and administrative expenses	$64,164	$48,177	$128,006	$93,997

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of loss from operations:
GAAP loss from operations	$(67,674)	$(112,463)	$(124,320)	$(200,157)
Add:
Depreciation and amortization of intangible assets (1)	23,462	22,530	47,401	44,844
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses (2)	62,552	120,470	128,536	195,003
Acquisition and integration-related expenses	872	215	969	215
Restructuring	25,091	—	25,091	—
Non-GAAP income from operations	$44,303	$30,752	$77,677	$39,905
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash. (2) Excludes stock-based compensation charged to Restructuring.

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of net loss:
GAAP net loss	$(40,421)	$(95,076)	$(68,282)	$(176,716)
Add (less):
Depreciation and amortization of intangible assets (1)	23,462	22,530	47,401	44,844
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	62,552	120,470	128,536	195,003
Acquisition and integration-related expenses	872	215	969	215
Restructuring	25,091	—	25,091	—
Amortization of debt issuance costs, net of accretion of debt premium	1,762	1,771	3,523	3,483
Income tax effect associated with acquisitions	(94)	(526)	(136)	(526)
Non-GAAP net income	$73,224	$49,384	$137,102	$66,303
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of net loss per share attributable to common stockholders, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.90)	$(0.64)	$(1.68)
Add:
Depreciation and amortization of intangible assets (1)	0.21	0.21	0.44	0.43
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.59	1.14	1.21	1.85
Acquisition and integration-related expenses	0.01	0.00	0.01	0.00
Restructuring	0.24	—	0.24	—
Amortization of debt issuance costs, net of accretion of debt premium	0.02	0.02	0.03	0.03
Income tax effect associated with acquisitions	(0.00)	(0.00)	(0.00)	(0.00)
Non-GAAP net income per share attributable to common stockholders, basic	$0.69	$0.47	$1.29	$0.63
Non-GAAP net income per share attributable to common stockholders, diluted	$0.63	$0.42	$1.17	$0.56
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	105,914	105,906	106,350	105,494
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, diluted	116,712	117,258	117,471	118,039

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$79,682	$55,230	$133,342	$73,382
Purchases of property and equipment	(352)	(1,785)	(755)	(3,161)
Capitalization of internal-use software costs	(5,117)	(5,746)	(10,762)	(10,510)
Free cash flow	$74,213	$47,699	$121,825	$59,711

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	December 31, 2023	June 30, 2023
Remaining performance obligations to be recognized as revenue:
Within 2 years	$92,509	$101,177
Thereafter	17,461	29,960
Total	$109,970	$131,137